Exhibit 99.1

                 Cambridge Heart Reports Second Quarter Results

     BEDFORD, Mass.--(BUSINESS WIRE)--July 28, 2005--Cambridge Heart, Inc. (OTCBB:CAMH) today reported revenue of $1,182,862 for the quarter ended June 30, 2005, a 17.2% increase over the previous quarter and an increase of 1.2% from revenue of $1,168,494 for the same period in 2004. Net loss for the quarter was $731,871, or $0.02 per share, compared to a loss of $1,197,386, or $0.04 per share, for the same quarter last year. As compared to the first quarter of 2005, this represents a further loss reduction of $165,462. The Company's reported cash and marketable securities at June 30, 2005 were $6,090,648.
     The Company reported revenue for the six month period ended June 30, 2005 of $2,192,345, a decline of 9.9% from 2004. Net loss attributable to common shareholders for the six month period ended June 30, 2005 was $1,629,204 or $0.04 per share, as compared to $2,211,587 or $0.08 per share, for the same period in 2004.
     Revenue from the sale of the Company's Microvolt T-Wave Alternans (MTWA) products in the U.S., which the Company considers its core business, increased 16% for the quarter ended June 30, 2005 over the prior quarter and 2% when compared to the same quarter of 2004. For the six month period ended June 30, 2005, revenue from the sale of MTWA products in the U.S. declined 16% from the same period of 2004.
     "In the second quarter we experienced moderate growth over the first quarter of the year. While our revenue remained approximately even with the second quarter of 2004 we reduced the loss from operations by 35% or $427,000 from the same period." stated David Chazanovitz, President and CEO of Cambridge Heart, Inc. "We continue to work diligently on the previously stated reimbursement issues and have aggressively cut costs in the interim. We were very pleased that the Center for Medicare and Medicaid Services (CMS) opened a National Coverage Determination (NCD) for Microvolt T-Wave Alternans (MTWA) earlier this month as the expansion of coverage for the primary prevention of sudden cardiac death will broaden the availability of MTWA."
     The Company will be holding a conference call at 4:30 PM. eastern time Thursday, July 28, 2004 to discuss the accomplishments and financial results for the quarter ended June 30, 2005. The conference call phone in number is 800-357-9448 (outside the U.S. 312-461-0644), passcode 3421621. Interested parties may listen to a recording of the conference call at any time during the 48 hours immediately following the call by dialing 888-203-1112 (outside the U.S. 719-457-0820) and enter the code 3421621. This playback will begin approximately two hours after the call ends. The conference call will also be available by webcast on the Company's web site at www.cambridgeheart.com.

     About Cambridge Heart

     Cambridge Heart is engaged in the research, development and commercialization of products for the non-invasive diagnosis of cardiac disease. Using innovative technologies, the Company is addressing such key problems in cardiac diagnosis as the identification of those at risk of sudden cardiac arrest. The Company's products incorporate its proprietary technology, Microvolt T-Wave Alternans, and are the only diagnostic tools cleared by the U.S. Food and Drug Administration to non-invasively measure microvolt levels of T-wave alternans. The Company, founded in 1990, is based in Bedford, Massachusetts and is traded on the OTCBB under the symbol CAMH. Cambridge Heart can be found on the World Wide Web at www.cambridgeheart.com

     About the Cambridge Heart Microvolt T-Wave Alternans Test

     The Cambridge Heart Microvolt T-Wave Alternans Test measures extremely subtle beat-to-beat fluctuations in a person's heartbeat called T-wave alternans. These tiny heartbeat variations - measured at one millionth of a volt
- are detected in any clinical setting where titration of the heart rate is possible. The preparation for the test consists of placing proprietary sensors on a patient's chest. Extensive clinical research has shown that patients with symptoms of or at risk of life threatening arrhythmias who test positive for T-wave alternans are at significant risk for subsequent sudden cardiac events including sudden death, while those who test negative are at minimal risk.

     Statements contained in this press release about anticipated revenue growth, and all other statements that are not purely historical, are forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. In some cases, we use words such as "believes", "expects", "anticipates", "plans", "estimates", "could" and similar expressions that convey uncertainty of future events or outcomes to identify these forward-looking statements. Actual results may differ materially from those indicated by these forward-looking statements. Factors that may cause or contribute to such differences include customer delays in making final buying decisions, decreased demand for our products, failure to obtain funding necessary to develop or enhance our technology, adverse results in future clinical studies of our technology, failure to obtain or maintain patent protection for our technology, failure to obtain or maintain adequate levels of third-party reimbursement for use of our products and other factors identified in our most recent Annual Report on Form 10-K under "Factors Which May Affect Future Results", which is on file with the SEC. In addition, any forward-looking statements represent our estimates only as of today and should not be relied upon as representing our estimates as of any subsequent date. While we may elect to update forward-looking statements at some point in the future, we specifically disclaim any obligation to do so, even if our estimates change.

     -Financial information follows-


                         Cambridge Heart, Inc.
                         Financial Highlights
                              (Unaudited)

Statement of             Three months                Six months
 Operations              ended June 30,             ended June 30,
                        2005        2004          2005         2004
                   ----------- ------------  -----------  -----------

Revenues          $ 1,182,862  $ 1,168,494  $ 2,192,345  $ 2,434,298

Cost of goods sold    545,848      586,352    1,025,696    1,151,059
                   -----------  -----------  -----------  -----------
                      637,014      582,142    1,166,649    1,283,239

Costs and expenses
 Research and
  development         176,631      172,296      389,408      334,986
 Selling, general
  and
  administrative    1,238,646    1,615,452    2,492,813    3,175,268
                  ------------ ------------ ------------ ------------

        Loss from
         operations  (778,263)  (1,205,606)  (1,715,572)  (2,227,015)

Interest income        46,392        8,220       86,368       15,428
                   ===========  ===========  =========== ============
Net Loss attributable
 to common
 shareholders      $ (731,871) $(1,197,386) $(1,629,204) $(2,211,587)
                   =========== ============ ============ ============
Net loss per common
 share - basic and
 diluted           $    (0.02) $     (0.04) $     (0.04) $     (0.08)
                   =========== ============ ============ ============
Weighted average
 shares outstanding -
 basic
 and diluted       39,687,315   29,698,305   38,651,897   26,345,495
                   =========== ============= ============ ============


Balance Sheet        June 30,  December 31,
                        2005          2004
                  ------------ ------------
Assets
--------
 Cash & Marketable
  Securities      $ 6,090,648  $ 7,646,964
 Accounts
  receivable, net     943,693      982,796
 Inventory            547,395      491,275
 Other prepaid
  assets               45,673      154,272
                  ------------ ------------
        Total
         current
         assets     7,627,409    9,275,307

 Fixed assets, net    144,358      207,761
 Other assets         130,941      166,539
                  ------------ ------------
                  $ 7,902,708  $ 9,649,607
                  ============ ============

Liabilities and
 stockholders' equity
----------------------
 Accounts payable and
  accrued expenses  $ 873,014  $   989,307
 Debt, current
  portion               2,103        2,103
                    ---------- ------------
        Total
         current
         liabilities  875,117      991,410
 Debt, long-term
  portion                 526        1,577
                    ---------- ------------
        Total
        liabilities $ 875,643  $   992,987
                    ---------- ------------

Convertible
 Preferred Stock    2,591,788    3,701,891
Warrants to acquire
 Convertible Preferred
 Stock              2,380,050    2,526,157
                    ---------- ------------
                  $ 4,971,838  $ 6,228,048
                   ----------- ------------

Stockholders' equity
 Common stock       $  40,756  $    34,731
 Additional paid-in-
  capital          59,812,613   58,566,848
 Accumulated
  deficit         (57,743,982) (56,114,778)
 Deferred
  compensation        (54,160)     (58,229)
                    ---------- ------------

        Total
         stockholders'
         equity     2,055,227    2,428,572
                    ---------- ------------
                 $  7,902,708 $  9,649,607
                    ========== ============

The Company intends to file its quarterly report on Form 10-Q with the Securities and Exchange Commission shortly. Interested parties are encouraged to review this report.


     CONTACT: Cambridge Heart, Inc.
              David A. Chazanovitz, 781-271-1200
              davidc@cambridgeheart.com
              or
              Consulting for Strategic Growth
              Stanley Wunderlich, 800-625-2236
              cfsg@consultant.com